EXHIBIT 10.2


                             RESEARCH, INCORPORATED
                                 SEVERANCE PLAN

Plan Purpose

         The purpose of this Plan is to provide uniform and consistent guidelines under which eligible employees of Research, Incorporated ("Research"), whose employment is terminated as a result of a position elimination or reduction in workforce, will receive severance pay from Research. Research is the Plan sponsor and is responsible for the administration of the Plan.

         This Plan constitutes the complete and entire statement regarding severance pay for all employees who meet the Plan's eligibility requirements and supersedes any and all previous severance agreements and any other plan, policy, custom or procedure providing severance or other benefits in connection with termination of employment, except for separate written agreements as may be entered into by Research and an eligible employee.

                                    ARTICLE I
                              Establishment of Plan

         1.1 ESTABLISHMENT OF PLAN. As of the Effective Date, Research hereby establishes a severance plan to be known as Research, Incorporated Severance Plan. The purpose of the Plan is set forth above.

         1.2 APPLICABILITY. The benefits provided by this Plan shall be available to all employees who, at or after the Effective Date, meet the eligibility requirements set forth herein. The Plan shall not apply to any employee whose employment was terminated prior to the Effective Date.

         1.3 CONTRACTUAL RIGHTS. This Plan establishes and vests in each participant a contractual right to the benefits to which each participant is entitled hereunder, enforceable by the participant against Research.

                                   ARTICLE II
                          Definitions and Construction

         2.1 DEFINITIONS. Whenever used in the Plan the following terms shall have the meaning set forth below:

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         A.       "Annual Compensation" of a participant means all wages and salary (excluding bonuses and non-wage benefits), less necessary taxes and withholdings, in effect immediately preceding the date participant's employment is terminated.

         B.       "Cause" with respect to termination of employment means:

                  (i)      Conviction of a crime involving moral turpitude;

                  (ii) Employee's malfeasance in connection with his employment or neglect of his duties after written notification thereof by Research or its successor, which notice shall specify the alleged instances of neglect of his duty, and shall provide Employee with 30 days in which to remedy such neglect, if it is subject to being remedied;

                  (iii) Employee's material breach of this Agreement or any written agreement entered into with Research; or

                  (iv) Employee's personally engaging in knowing and intentional illegal conduct which is seriously injurious to Research or its affiliates.

         C.       "Change of Control" shall mean:

                  (i) a corporate reorganization of Research which results in the shareholders of Research immediately prior to such reorganization owning less than 50% of the combined voting power of the capital stock of the surviving company immediately following such reorganization; or

                  (ii) the sale of all or substantially all of the assets of Research; or

                  (iii) the sale of substantially all of the assets or business of a business unit if participant is the manager of that unit immediately prior to such sale.

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         D.       "Effective Date" as to employees means the date the Plan is approved by the Board of Directors of Research, or such other date as the Board shall designate in its resolution approving this Plan.

         E. "Employee" means an employee employed by the employer on a full time basis or on an approved medical leave of absence.

         F. "Employer" means Research, Incorporated or any subsidiary which has adopted the Plan.

         G.       "Involuntary Termination" means:

                  (i) the continued assignment to Employee of any duties or the continued significant reduction of Employee's duties, either of which is not substantially equivalent to the Employee's duties with Research as of the Effective Date, provided that a change in job title shall not constitute a significant reduction in Employee's duties;

                  (ii)     any reduction in Employee's total compensation;

                  (iii) receipt of employee benefits (including incentive pay) which are not comparable to employee benefits received by other employees of Research or successor corporation who have comparable salaries and duties to the Employee; or

                  (iv) the relocation of Employee's principal place for rendering the Employee's services to Research to a location more than fifty (50) miles from the present location of the principal executive office of Research prior to the Effective Date.

         H. "Participant" means an employee who meets the eligibility requirements contained herein.

         I. "Research" means Research, Incorporated, a Minnesota corporation, or any successor.

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         J.       "Severance Agreement" means (i) the level of participation for each participant in terms of months as designated in a resolution approved by the Board of Directors, divided by (ii) 12, and the result multiplied by the participant's Annual Compensation.

         K. An offer of "Continued Employment" shall mean an offer extended by Research or its successor to an Employee of employment with Research or its successor after a Change of Control which (1) the Employee accepts, or (2) which meets each of the following conditions:

                  (i) the assignment to Employee of duties which are substantially equivalent to the Employee's duties with Research as of the Effective Date;

                  (ii) a salary which is equal to or greater than the Employee's salary with Research as of the Effective Date; and

                  (iii) receipt of employee benefits which are comparable to employee benefits received by other employees of Research or successor corporation who have comparable salaries and duties to the Employee.

                  It is understood and agreed that an offer of employment which meets the requirements of the term "Continued Employment" may carry a different title but may not require Employee to relocate more than fifty (50) miles from the present location of the principal executive office of Research.

         2.2 APPLICABLE LAW. To the extent not preempted by federal law, the laws of the State of Minnesota shall be the controlling law in all matters relating to this Plan. The Plan neither requires nor establishes the ongoing administrative system for its effect or operation. It is intended that the Plan shall not be covered by or subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.3 SEVERABILITY. If a provision of this Plan shall be held to be illegal or invalid, that portion shall not affect the

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remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid portion had not been included.

                                  ARTICLE III
                                  Eligibility

         3.1 ELIGIBILITY. Each employee who is a manager, officer or other key employee of Research and who has been designated as an eligible employee in a resolution approved by the Board of Directors shall be eligible participants.

         3.2 DURATION OF PARTICIPATION. A participant shall cease to be a participant in the Plan when the participant ceases to be an employee of Research, unless such participant is then entitled to a payment as provided in the Plan. Furthermore, an employee shall cease to be a participant upon entering into a separate employment or change of control severance agreement with the employer, excluding, however, an Employment (Change of Control) Agreement entered into contemporaneous with the adoption of this Plan. A participant entitled to receipt of a payment shall remain a participant in this Plan until the full amount of such payment has been paid to the participant.

                                   ARTICLE IV
                                    Payments

         4.1 RIGHT TO PAYMENT. A participant shall be entitled to receive from Research a payment in the amount provided in Section 4.2 if participant's employment is terminated without Cause or by reason of an Involuntary Termination, or, in the event of a Change of Control if not offered Continued Employment. A participant shall not be entitled to a payment if termination occurs by reason of death, voluntary retirement, voluntary termination, total and permanent disability or for Cause.

         4.2 AMOUNT OF PAYMENT. Each participant entitled to a payment under this Plan shall receive a payment in an amount equal to the Severance Amount. Each participant who is entitled to a payment under this Plan shall also be entitled to outplacement services in an amount not to exceed $6,000.

         4.3 TIME OF PAYMENT. The payment to which a participant is entitled shall be paid by Research or by the successor shall be made in equal monthly installments beginning the end of the month of the month of termination of participant's employment. Notwithstanding the foregoing, in the event participant's

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employment is terminated as a result of or following a Change of Control, the payment to which participant is entitled shall be paid by Research or by the successor in a lump sum not later than five (5) business days after the termination of participant's employment. After a participant is entitled to receive a payment as provided in Section 4.1, Research or its successor shall make such required payments regardless of participant's death during the payment period.

                                   ARTICLE V
                     Other Rights and Benefits Not Affected

         5.1 OTHER BENEFITS. Neither the provisions of this Plan nor the payment provided for shall reduce any amounts otherwise payable, or in any way diminish the participant's rights as an employee of the employer under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement, other than any severance plan, policy or custom providing severance or other benefits in connection with termination of employment, except for separate written agreements as may be entered into by Research and an eligible employee.

         5.2 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the participant or on Research any obligation to retain the participant as an employee, to change the status of the participant's employment, or to change Research's policies regarding termination of employment.

                                   ARTICLE VI
                                   Successor

         6.1 SUCCESSOR. Research shall require any successor to or assignee of, whether direct or indirect, by purchase, merger, consolidation or otherwise, all or substantially all of the business or assets of Research, expressly and unconditionally to assume and agree to perform Research's obligations under the Plan.

                                  ARTICLE VII
                             Duration and Amendment

         7.1 DURATION. The Plan shall expire on June 30, 2000 unless extended for an additional period or periods by resolution adopted by the Board of Directors. Notwithstanding the foregoing, if a Change of Control occurs prior to the expiration

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of the Plan, the Plan shall continue in full force and effect for a period of one year from the date of the Change of Control, and shall not terminate or expire until such date as all participants who become entitled to payments hereunder shall have received such payments in full.

         7.2 AMENDMENT. The Plan may be amended in any respect by resolution adopted by a majority of the Board of Directors of Research and approved by any participant in the Plan on the date of such amendment.

                                  ARTICLE VIII
                                  Arbitration

         8.1 ARBITRATION. Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, excluding fees of legal counsel, shall be borne equally by the parties.

         Having been adopted by its Board of Directors on May 21, 1999, the Plan is executed by its duly authorized officers as of the 21st day of May, 1999.


Attest:                                RESEARCH, INCORPORATED

/s/ Karen O'Rourke                     By: /s/ Claude C. Johnson
------------------                     -------------------------
                                             Its President